Investor Contact:

Media Contact:

Emma Jo Kauffman

Andrea Ewin Turner

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT MERRILL LYNCH

RETAILING LEADERS/HOUSEHOLD PRODUCTS & COSMETICS CONFERENCE

GOODLETTSVILLE, Tenn. – March 18, 2004 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the 2004 Merrill Lynch Retailing Leaders/Household Products and Cosmetics Conference on Wednesday, March 24, 2004, beginning at 4 p.m. EST.  A live webcast of this presentation and supporting slides can be accessed at 4 p.m. EST through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.” The webcast will be available through April 7, 2004.

Dollar General is a Fortune 500® discount retailer with 6,817 neighborhood stores as of February 27, 2004.  Dollar General stores offer convenience and value to customers, by offering consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee.

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